2022 Third Quarter Earnings Presentation October 27, 2022

Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2021 and in our other subsequent filings with the Securities and Exchange Commission. Cautionary Note Regarding Forward-Looking Statements 2

3Q-2022 Highlights vs 3Q-2021 3(1) Includes loans held for sale. Net Income $8.7M Earnings & Profitability Balance Sheet Growth Credit Quality Capital Adequacy • Net income of $8.7 million, up $400 thousand or 5% • Diluted earnings per share of $0.55, up $0.01 or 2% • Net interest margin of 4.31%, up 0.10% from 4.21% • ROAA and ROAE of 1.77% and 19.91%, compared to 2.03% and 21.30, respectively • Efficiency ratio of 49.03%, compared to 47.07% • Total assets of $2.03 billion, up $350 million, or 21% • Total loans(1) of $1.65 billion, up $328 million, or 25% • Total deposits of $1.82 billion, up $320 million, or 21% • Noninterest-bearing deposits to total deposits of 43.7%, compared to 47.6% • Adjusted allowance to gross loans of 1.18%, compared to 1.34% • Net loan recoveries to average gross loans of 0.00% • Nonperforming loans to gross loans of 0.14%, compared to 0.09%. • Criticized loans to gross loans of 0.22%, compared to 0.18% • Quarterly cash dividend of $0.12 per share, a 20% increase from $0.10 per share • Capital position remained solid with a Common Equity Tier 1 ratio of 11.92% Diluted EPS $0.55 ROAA 1.77% ROAE 19.91% NIM 4.31% Efficiency 49.03%

Balance Sheet Trend 4 Gross Loans ($mm)Total Assets ($mm) Total Equity ($mm) & Book Value Per Share ($)Total Deposits ($mm)

Loan Trend 5 Loan Originations ($mm)Loan Composition ($mm) Loan Yields (%) Commercial Real Estate Concentration (%)

Loan by Interest Rate Type 6 Hybrid Loan Repricing Schedule ($mm)Composition by Interest Rate Type (%) Contractual Rates by Interest Rate Type (%) Loan Maturity Schedule ($mm)

Gross Loan Changes by Activity 7

Deposit Trend 8 Noninterest Bearing Deposits ($mm)Deposit Composition ($mm) Cost of Deposits (%) CD Maturity Schedule ($mm)

Earnings & Profitability 9 Noninterest Income ($mm)Net Interest Income ($mm) & Net Interest Margin (%) Interest Income & Interest Expense ($mm) Noninterest Income Components ($mm) * Ratios for interest income & interest expense are percentages of average assets and are annualized.

Earnings & Profitability 10 Efficiency Ratio (%)Noninterest Expense ($mm) Noninterest Expense Components ($mm) Efficiency Ratio Components (%) * Ratios for Efficiency Ratio Components are percentages of average assets and are annualized.

Earnings & Profitability 11 Pre-Provision Net Revenue ($mm)Provision for Loan Losses ($mm) Net Income ($mm) & Diluted EPS ($) Return on Assets & Return on Equity (%)

Source: Target Fed Funds Rate per Federal Open Market Committee guidance. Net Interest Margin Trend 12

Asset Quality 13 Criticized Loans ($mm)Nonperforming Loans ($mm) Net Charge-Offs ($mm)Allowance for Loan Losses ($mm)

Liquidity & Capital 14 Total Liquidity ($mm)On Balance Sheet Liquidity ($mm) Tier 1 Leverage ($mm) Total Risk Based Capital ($mm)

Non-GAAP Reconciliation 15

Non-GAAP Reconciliation 16